Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 22, 2010 accompanying the consolidated financial statements included in the Annual Report of Vuance Ltd. on Form 20-F for the year ended December 31, 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Vuance Ltd. on Form S-8 (File No. 333-121231, effective December 14, 2004).

Fahn Kanne & Co.
Certified Public Accountants (Isr.)

Tel-Aviv, Israel
July 22, 2010